UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2008

RIO VISTA ENERGY PARTNERS L.P.
 (Exact name of registrant as specified in its charter)

Delaware	000-50394	20-0153267
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1313 Alton Gloor Blvd., Suite J Brownsville, Texas	98526
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (956) 831-0886

Not applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On May 22, 2008, Rio Vista Energy Partners L.L.P. (“Rio Vista”) received a letter from the Nasdaq Stock Market (“Nasdaq”) staff indicating that, based on Rio Vista’s Report on Form 10-Q for the period ending March 31, 2008, Rio Vista was not in compliance with the shareholders’ equity requirement for continued listing on The Nasdaq Global Market. Rio Vista reported stockholders’ equity of $9,955,000, $45,000 short of the $10,000,000 requirement set forth in Nasdaq’s Marketplace Rule 4450(a)(3).

Rio Vista plans to remedy the $45,000 shortfall and establish a plan for ongoing compliance with the Nasdaq shareholders’ equity requirement for continued listing on The Nasdaq Global Market. Rio Vista is confident that the additional equity will be supplied by its parent company, Penn Octane Corporation, from available cash, and will come in the form of Penn Octane’s purchase of additional Rio Vista common units.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1 Rio Vista’s press release of May 29, 2008 announcing that its receipt of a Nasdaq staff determination letter regarding its non-compliance with Nasdaq Marketplace rule 4450(a)(3).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rio Vista Energy Partners L.P.

By: /s/ Ian T. Bothwell
Name: Ian T. Bothwell
Title: Acting Chief Executive Officer,
Acting President, Vice President,
Chief Financial Officer, Treasurer and
Assistant Secretary (Principal Executive,
Financial and Accounting Officer)

Dated: May 29, 2008

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated May 29, 2008.